UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

Element Solutions Inc

(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On January 31, 2019 (the "Closing Date""), in connection with the Arysta Sale (as defined in Item 2.01 of this Current Report on Form 8-K), Element Solutions Inc (previously known as Platform Specialty Products Corporation) (the "Company"), MacDermid, Incorporated ("MacDermid,” and together with the Company, the “Borrowers”) and certain subsidiaries of the Company and MacDermid entered into a credit agreement (the "Credit Agreement") with Credit Suisse Loan Funding LLC ("CS"), as syndication agent, Barclays Bank PLC, as administrative agent and collateral agent ("Barclays"), and the several lenders from time to time party thereto (together with CS and Barclays, the "Lenders"). The Credit Agreement replaces the Prior Credit Agreement (as defined under Item 1.02 of this Current Report on Form 8-K).

The Credit Agreement provides for new senior secured credit facilities (the “Credit Facilities”) in an aggregate principal amount of $1.08 billion, consisting of a revolving facility (the "Revolver") in an aggregate principal amount of $330 million maturing in 2024 and a term loan (the “Term Loan”) in an aggregate principal amount of $750 million maturing in 2026, of which $750 million was drawn on the Closing Date. The Revolver includes borrowing capacity in the form of letters of credit of up to $100 million. The Term Loan requires scheduled quarterly payments in amounts equal to 1.00% per annum of the original aggregate principal amount of the Term Loan, with the balance due at maturity. The Credit Agreement provides the Company the ability to incur certain amounts of additional incremental term loans in the future, subject to pro-forma compliance with a financial maintenance covenant and certain other requirements.

Borrowings under the Credit Facilities bear interest at a rate per annum equal to, at the Company’s option, either of the following, plus, in each case, an applicable rate: (a) for base rate loans, a base rate determined by reference to the highest of (i) the federal funds effective rate plus 0.50%, (ii) the rate of interest quoted by The Wall Street Journal as the prime rate in the United States, and (iii) an adjusted one month London Inter-bank Offered Rate (“LIBOR”), plus 1.00%; and (b) for eurocurrency rate loans, an adjusted LIBOR rate determined by reference to the cost of funds for the applicable currency for the interest period relevant to such borrowing, subject to a LIBOR rate floor of 0.0% per annum. The applicable rate for borrowings under the Term Loan or Revolver is a spread of 1.25% with respect to base rate loans and a spread of 2.25% with respect to eurocurrency rate loans. The Borrowers will pay a commitment fee in respect of the undrawn portion of the Revolver of 0.50% per annum, subject to a stepdown to 0.375% based on the Company’s first lien net leverage ratio.

The Credit Facilities are guaranteed, jointly and severally, by certain of the Company’s domestic subsidiaries (the "Guarantors") and secured by a first-priority security interest in substantially all of the assets of the Borrowers and the Guarantors, including mortgages on material real property of the Borrowers and Guarantors, subject to certain exceptions. The Credit Agreement also contains customary representations and warranties, and affirmative and negative covenants, including limitations on additional indebtedness, dividends, and other distributions, entry into new lines of business, use of loan proceeds, capital expenditures, restricted payments, restrictions on liens on the assets of the Borrowers or any Guarantor, transactions with affiliates, amendments to organizational documents, accounting changes, sale and leaseback transactions, and dispositions. If the Borrowers have total outstanding borrowings under the Revolver (subject to certain exceptions) in excess of 30.0% of the commitment amount under the Revolver, the Revolver requires that the Company maintain a first lien net leverage ratio of at least 5.0 to 1.0, subject to a right to cure.

The Credit Agreement requires the Borrowers to make mandatory prepayments of borrowings under the Credit Agreement, subject to certain exceptions, with:

•	0%, 25% or 50% (based upon the Company’s first lien net leverage ratio) of the Company’s annual Excess Cash Flow (as defined in the Credit Agreement);

•	0%, 50% or 100% (based upon the Company’s first lien net leverage ratio) of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the Credit Facilities, or a Permitted Sale Leaseback Transaction (as defined in the Credit Agreement).

In addition, the Credit Agreement contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, failure to make payment on, or defaults with respect to, certain other material indebtedness, bankruptcy and insolvency events, material judgments and change of control provisions. Upon the occurrence of an event of default, and after the expiration of any applicable grace period, payment of any outstanding loans under the Credit Agreement may be accelerated and the Lenders could foreclose on their security interests in the assets of the Borrowers and the Guarantors.

A copy of the Credit Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the text of the Credit Agreement.

Pledge and Security Agreement

In connection with the entry into the Credit Agreement, on the Closing Date, the Borrowers and Guarantors entered into a Pledge and Security Agreement with Barclays, as collateral agent (the "Security Agreement") pursuant to which obligations under the Credit Agreement are secured by a security interest in substantially all tangible and intangible personal property, whether owned on the date the Security Agreement was entered into or acquired in the future, of the Borrowers and the Guarantors, including the pledge by the Borrowers and the Guarantors generally of 100% of the voting capital stock and other equity interests in their respective domestic subsidiaries and 65% of the voting capital stock and other equity interests in their respective directly owned non-domestic subsidiaries (in each case, whether existing on the date the Security Agreement was entered into or acquired thereafter), subject to certain exceptions contained in the Credit Agreement and the Security Agreement. The Security Agreement replaces the Prior Security Agreement (as defined under Item 1.02 of this Current Report on form 8-K).

A copy of the Security Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Security Agreement.

Item 1.02	Termination of a Material Definitive Agreement

Termination of Amended and Restated Credit Agreement dated August 6, 2014 and Amended and Restated Pledge and Security Agreement dated October 31, 2013 and amended August 6, 2014

In connection with the Arysta Sale, the Company (i) used a portion of the net proceeds from the Arysta Sale to repay all term loan borrowings outstanding under the Company's Second Amended and Restated Credit Agreement, dated as of August 6, 2014, among, inter alia, the Company, MacDermid, MacDermid Holdings, LLC, the subsidiaries of the Company and MacDermid Holdings, LLC from time to time parties thereto, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent (as amended and restated from time to time, the "Prior Credit Agreement"), and (ii) effective on the Closing Date, terminated the Prior Credit Agreement and the related Amended and Restated Pledge and Security Agreement, dated October 31, 2013 and amended August 6, 2014, among, inter alia, the Company, MacDermid, MacDermid Holdings, LLC, the subsidiaries of the Company and MacDermid Holdings, LLC from time to time parties thereto, and Barclays, as collateral agent (as amended and restated from time to time, the “Prior Security Agreement”).

Termination of Indenture dated February 2, 2015

On February 1, 2019, that certain indenture, dated as of February 2, 2015 (as amended and supplemented through the date hereof), among the Company, the guarantors named therein and Computershare Trust Company, N.A., as trustee (the "February 2015 Indenture"), governing the USD and EUR Notes (as defined under "Redemption" in Item 8.01 of this Current Report on Form 8-K), was terminated as a result of the completion of the Redemption detailed in Item 8.01 of this Current Report on Form 8-K. The Company has been released from its obligations with respect to the Indenture and the USD and EUR Notes, except with respect to certain customary provisions of the Indenture, such as those relating to compensation and indemnification of the trustee, that by their terms survive termination.

Item 2.01	Completion of Acquisition or Disposition of Assets

On the Closing Date, the Company completed the previously announced sale (the "Arysta Sale") to UPL Corporation Ltd., a Mauritius public limited company (the "Purchaser"), of 100% of the issued and outstanding shares of common stock of Arysta LifeScience Inc., a Delaware corporation and a then subsidiary of the Company that operated the Company’s Agricultural Solutions business segment ("Arysta"), pursuant to the terms and conditions of a certain Stock Purchase Agreement, dated as of July 20, 2018, between the Company and the Purchaser (the "Stock Purchase Agreement"), as amended on January 25, 2019 by Amendment Number One to Stock Purchase Agreement (the "Amendment"). The aggregate purchase price payable by the Purchaser was approximately $4.2 billion in cash, subject to certain post-closing adjustments in respect of, among other things, cash, indebtedness and working capital as of the Closing Date.

A more detailed summary of the Stock Purchase Agreement and transaction contemplated thereby is included in Item 1.01 of the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 20, 2018, and a summary of the Amendment is included in Item 1.01 of the Company’s Current Report on Form 8-K, filed with the SEC on January 28, 2019. The foregoing summary, as well as the more detailed summaries previously filed, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stock Purchase Agreement and the Amendment, which are respectively filed as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference. The Stock Purchase Agreement and the Amendment have been filed to provide investors and security holders with information regarding their terms. They are not intended to provide any other information about Arysta, the Company or the Purchaser. The Stock Purchase Agreement and the Amendment contain representations, warranties and covenants of the parties thereto made to, and solely for the benefit of, each other, and such representations, warranties and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that the Company delivered in connection with the execution of the Stock Purchase Agreement or the Amendment, as applicable, and were made only as of the date of the Stock Purchase Agreement or the Amendment, as applicable. Accordingly, investors and security holders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement or the Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under "Credit Agreement" in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Rakesh Sachdev, Former Chief Executive Officer

Effective January 31, 2019, Rakesh Sachdev retired as Chief Executive Officer of the Company. In connection with Mr. Sachdev's retirement, the Compensation Committee of the Company's Board of Directors approved, as of January 31, 2019 (the "Effective Date"), the acceleration of the vesting of (i) the outstanding time-based restricted stock units granted to Mr. Sachdev on February 19, 2018 (the "2018 RSUs") and February 21, 2017 (the "2017 RSUs" and, together with the 2018 RSUs, the "Sachdev RSUs"); (ii) the outstanding performance-based restricted stock units granted to Mr. Sachdev on February 21, 2017 (the "Sachdev 2017 PRSUs"), and (iii) the unvested portion of the stock options granted to Mr. Sachdev on March 16, 2016 (the "Sachdev 2016 Unvested SOPs"), such that the Sachdev RSUs, Sachdev 2017 PRSUs and Sachdev 2016 Unvested SOPs have become fully vested on the Effective Date. Mr. Sachdev's performance-based restricted stock units granted on February 19, 2018 were not vested but will continue to be eligible to vest, if at all, in accordance with their terms if the applicable performance targets are achieved within the performance period set forth therein. Similarly, Mr. Sachdev's time-based and performance-based restricted stock units granted on March 16, 2016 were not vested but will continue to be eligible to vest according to the time period or performance targets within the performance period set forth therein, as applicable.

All other stock options granted to Mr. Sachdev that remained unvested on the Effective Date were terminated and became null and void on the Effective Date.

Finally, the Compensation Committee approved the continuation of coverage for Mr. Sachdev under the Company’s medical and dental insurance plans at rates applicable to active employees through December 31, 2019.

Executive Equity Grants

On January 30, 2019 (the “Grant Date”), in connection with certain proposed management changes approved by the Board to take effect upon the closing of the Arysta Sale, and a strategic review of the Company’s long-term performance incentive structure undertaken by the Compensation Committee in order to establish strategic goals to promote the creation of exceptional stockholder value following the closing of the Arysta Sale, the Compensation Committee granted certain key executives long-term stretch performance incentive awards.  No other changes were made to the compensation arrangements for these key executives at this time.  It is expected that their other compensation will be considered by the Compensation Committee in the ordinary course at a future meeting when compensation is considered for the Company’s employees generally.

Pursuant to the foregoing, on the Grant Date, the Compensation Committee granted to Benjamin Gliklich, Chief Executive Officer, Scot R. Benson, President & Chief Operating Officer, Martin E. Franklin, Executive Chairman, and John E. Capps, Executive Vice President, General Counsel and Secretary, equity awards consisting of 909,091 performance-based restricted stock units to Mr. Gliklich, 681,818 performance-based restricted stock units to Mr. Benson, 400,000 performance-based restricted stock units to Mr. Franklin, and 227,273 performance-based restricted stock units to Mr. Capps (collectively, the "Executive PRSUs").

The vesting of the Executive PRSUs is subject to the achievement by the Company of a certain adjusted earnings per share target (the “EPS Target”) in any fiscal year ending on or before December 31, 2022, and continuous service. Upon achievement of the EPS Target, the Executive PRSUs will vest no later than March 1st of the year following the fiscal year in which the EPS Target was achieved (the “Vesting Date”). Each Executive PRSU represents a contingent right to receive one share of the Company’s common stock and may, in certain circumstances, become immediately vested as of the date of a change in control of the Company. If a change in control of the Company occurs prior to the first anniversary of the Grant Date, provided that the Vesting Date has not already occurred, the Executive PRSUs will not vest unless expressly determined otherwise by the Compensation Committee.

The Sachdev RSUs, the Sachdev PRSUs, the Sachdev SOPs and the Executive PRSUs were granted under the Company's Amended and Restated 2013 Incentive Compensation Plan (the "2013 Plan") pursuant to the terms and conditions of the forms of Restricted Stock Unit Agreement, Performance-Based Restricted Stock Unit Award Agreement and Non-Qualified Stock Option Agreement, as applicable. The Company's form of Restricted Stock Unit Agreement was filed as Exhibit 10.11 to the Company's Registration Statement on Form S-4 filed on January 2, 2014 and is incorporated herein by reference. The forms of Performance-Based Restricted Stock Unit Award Agreement and Non-Qualified Stock Option Agreement were filed as Exhibits 10.2 and 10.3, respectively, of the Company's Current Report on Form 8-K filed on March 25, 2016, and are incorporated herein by reference.

The description of these awards is qualified in its entirety by reference to the full text of the 2013 Plan, a summary of which was included in Proposal 4 in the Company’s definitive proxy statement filed with the SEC on April 25, 2014, and a copy of which was filed as Appendix A to such definitive proxy statement. Both the summary and copy of the 2013 Plan are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Name Change

On the Closing Date, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") to change its legal name from "Platform Specialty Products Corporation" to "Element Solutions Inc" (the "Name Change"), effective as of the Closing Date. A copy of the Certificate of Amendment, as filed with the Secretary of the State of Delaware, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Company's Board of Directors also adopted amended and restated By-Laws of the Company (the "By-Laws") reflecting the Name Change, also effective on the Closing Date. Other than the Name Change, there were no changes to the By-Laws. A copy of the By-Laws is attached hereto as Exhibit 3.2 and incorporated herein by reference.

New NYSE Ticker Symbol

The Name Change resulted in changes to the Company's ticker symbol and CUSIP and ISIN numbers for the Company's shares of common stock listed on the New York Stock Exchange (the "NYSE"). Effective at the open of business on February 1, 2019, the Company's shares of common stock are trading on the NYSE under the new ticker symbol "ESI." The new CUSIP and ISIN numbers for the Company's shares are 28618M 106 and US28618M1062, respectively. A copy of the revised specimen stock certificate is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

New Corporate Website

In connection with the Name Change, the Company launched a new corporate website: www.elementsolutionsinc.com. The Company’s investor relations information, including press releases and links to the Company’s filings with the SEC, will now be found on this website. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the charters of the committees of the Company’s Board of Directors, and the Company’s codes of conduct are available on this website. Any amendment to, or waivers of, the Board of Directors Governance Principles and Code of Conduct, Code of Ethics for Senior Financial Officers and Business Conduct and Ethics Policy will also be disclosed on this website. The information contained in the Company’s website is not part of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On the Closing Date, the Company issued a press release announcing the closing of the Arysta Sale, the termination of the Prior Credit Agreement and entry into the Credit Agreement, and the Name Change. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 8.01	Other Events

Redemption

On December 28, 2018, the Company had issued a notice of redemption of all its outstanding U.S. dollar denominated 6.50% senior notes due 2022 (the "USD Notes") and euro denominated 6.00% senior notes due 2023 (the "EUR Notes" and, together with the USD Notes, the "USD and EUR Notes") that was conditioned upon the occurrence of certain events, including the Arysta Sale, at redemption prices of 101.625% for the USD Notes and 103.000% for the EUR Notes of the principal amounts thereof, plus accrued and unpaid interest, if any, to, but not including, February 1, 2019 (the "Redemption Date"). After completion of the Arysta Sale, the USD and EUR Notes were redeemed (the “Redemption”) and the February 2015 Indenture was terminated, effective as of the Redemption Date. The Company funded the Redemption with a portion of the net proceeds from the Arysta Sale and a portion of the Term Loan borrowings under the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K.

As of the Closing Date, the EUR Notes were also delisted from the Official List of the Irish Stock Exchange.

Item 9.01	Financial Statements and Exhibits

(b) Pro forma financial information

The Unaudited Pro Forma Condensed Consolidated Financial Information of the Company giving effect to the Arysta Sale, the termination of the Prior Credit Agreement, the Credit Facilities under the Credit Agreement, the Redemption, and the related notes thereto, is attached hereto as Exhibit 99.2.

(d) Exhibits

The following exhibits are filed or furnished herewith:

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of July 20, 2018, between the Company and the Purchaser (filed as Exhibit 2.1 of the Current Report on Form 8-K filed on July 20, 2018 and incorporated herein by reference). Disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Stock Purchase Agreement, as filed, identifies such schedules and exhibits, including the general nature of their contents. The Company agrees to furnish a copy of any omitted attachment to the SEC on a confidential basis upon request
2.2	Amendment Number One to Stock Purchase Agreement dated as of January 25, 2019 , by and among the Company; Purchaser; Arysta; Arysta, UPL NA Inc.; and a wholly-owned subsidiary of Arysta UPL NA Inc. (filed as Exhibit 2.1 of the Current Report on Form 8-K filed on January 28, 2019 and incorporated herein by reference)
3.1	Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on January 31, 2019
3.2	Amended and Restated By-Laws of the Company, dated January 31, 2019
4.1	Specimen Stock Certificate
10.1	Credit Agreement, dated as of January 31, 2019, by and among, inter alia, the Company, MacDermid, the subsidiaries of the borrowers from time to time parties thereto, the lenders from time to time parties thereto, CS, as syndication agent, and Barclays, as administrative agent and collateral agent
10.2	Pledge and Security Agreement, dated as of January 31, 2019, among the Company, MacDermid and the subsidiaries of the borrowers from time to time parties thereto in favor of Barclays, as collateral agent
10.3†	Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan (filed as Appendix A to the Company's Definitive Proxy Statement, a filed on April 25, 2014, and incorporated herein by reference)
10.4†	Form of Restricted Stock Unit Agreement (filed as Exhibit 10.11 to the Company's Registration Statement on Form S-4 filed on January 2, 2014, and incorporated herein by reference)
10.5†	Form of Performance-Based Restricted Stock Unit Award Agreement (filed as Exhibit 10.2 of the Company's Current Report on Form 8-K filed on March 25, 2016, and incorporated herein by reference)
10.6†	Form of Non-Qualified Stock Option Agreement (filed as Exhibit 10.3 of the Company's Current Report on Form 8-K filed on March 25, 2016, and incorporated herein by reference)
99.1	Press release, issued on January 31, 2019, announcing closing of the Arysta Sale, the termination of the Prior Credit Agreement and entry into the New Credit Agreement and the Name Change (furnished only)
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information and accompanying notes

† This Exhibit represents a management contract or a compensatory plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC
(Registrant)

February 5, 2019	/s/ John P. Connolly
(Date)	John P. Connolly
Chief Financial Officer